As filed with the Securities and Exchange Commission on March 17, 1997
                    Registration Statement No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                Form S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                     ATLANTIC CITY ELECTRIC COMPANY
         (Exact name of Registrant as specified in its charter)



                               NEW JERSEY
                     (State or other jurisdiction of
                     incorporation or organization)

                               21-0398280
                              (IRS Employer
                             Identification
                                 Number)


                          6801 Black Horse Pike
               Egg Harbor Township, New Jersey 08234-4130
         (Address of principal executive offices, including zip
     code)Registrant's telephone number, including area code:
609-
                                645-4100


                      JAMES E. FRANKLIN II, ESQ.,
          Senior Vice President, Secretary and General Counsel
                          6801 Black Horse Pike
               Egg Harbor Township, New Jersey 08234-4130
                             (609) 645-4100
      (Name and address, including zip code, and telephone number, including area code, of agent for service)


     It is respectfully requested that the Commission send copies of all notices, order and communications to:


                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, N.Y. 10017
                      Attention of Vincent Pagano,
                                   Jr.
                              212-455-2000


                           Winthrop, Stimson,
                            Putnam & Roberts
                         One Battery Park Plaza
                          New York, N.Y. 10004
                          Attention of John H.
                              Byington, Jr.
                              212-858-1000


     Approximate date of commencement of proposed sale to public:
At such time or times after the effective date of the Registration
Statement as the registrant shall determine.

     If the only securities being registered on this Form are
being
offered pursuant to dividend or interest reinvestment plans, please
check the following box.
     If any of the securities being registered on this Form are to
be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an
offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made
pursuant
to Rule 434, please check the following box.
                      CALCULATION OF REGISTRATION FEE
Title of each              Proposed     Proposed        Amount
  class of                 maximum      maximum          of
securities     Amount      offering     aggregate       registra
being          being        price       offering         tion
registered    registered   per unit*    price*           fee

Debt
Securities    $105,000.00     100%     $105,000.00    $31,819

* Estimated solely for the purpose of computing the registration fee

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to $45,000,000 of Debt Securities remaining unsold under Registration Statement No. 33-53841, declared effective June 16, 1994. The amount of the filing fee associated with such Debt Securities that was previously paid with Registration Statement No. 33-53841 was $15,517.50.
INFORMATION CONTAINED HEREIN IS SUBJECT TO
COMPLETION OR
AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION, DATED MARCH 17, 1997

PROSPECTUS

                               $150,000,000
                      Atlantic City Electric Company
                              Debt Securities


                                  [LOGO]

Atlantic City Electric Company (the Company ) intends to offer, from time to time, up to $150,000,000 aggregate principal amount of its Debt Securities, consisting of First Mortgage Bonds and/or First Mortgage Bonds, Designated Secured Medium Term Notes (collectively, the New Bonds ) and/or Unsecured Notes and/or Unsecured Medium Term Notes (collectively, the New Notes ). (The New Bonds and the New Notes are hereinafter collectively referred to as the Debt Securities ). The Debt Securities will be offered in one or more series in amounts, at prices and on terms to be determined at the time or times of sale. The title, aggregate principal amount, interest provisions, maturity or maturities, initial public offering price, redemption or tender provisions, if any, and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus or pricing supplement ( Prospectus Supplement ).

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                   REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

     The Company may sell the Debt Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters, or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale.
            The date of this Prospectus is              , 1997
     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or this Prospectus as supplemented by any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. Neither the delivery of this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has or has not been any change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement constitutes an offer of any securities other than the registered securities to which it relates, or an offer to any person in any jurisdiction in which such offer would be unlawful.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the 1934 Act ) and in accordance therewith files reports, proxy statements and information statements and other information with the Securities and Exchange Commission (the SEC ). Such reports, proxy statements and information statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the SEC:
     1.  Annual Report on Form 10-K for the year ended
          December 31, 1996.
     2. Current Reports on Form 8-K dated January 6, 1997, January 27, 1997 and January 31, 1997.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as Incorporated Documents ). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in the Prospectus as amended modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above (other than exhibits to such documents) which have been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to Robert K. Marshall, Manager, Finance & Treasury Operations, Atlantic City Electric Company, 6801 Black Horse Pike, Egg Harbor Township, New Jersey 08234-4130, telephone number: 609/645-4655. The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.
THE COMPANY

     The Company was formed under the laws of New Jersey on April 28, 1924 by merger and consolidation of several utility companies. The Company is engaged in the generation, transmission, distribution, and sale of electric energy in the southern part of New Jersey. The Company, which has a wholly owned subsidiary, Deepwater Operating Company, is the principal subsidiary of Atlantic Energy, Inc. ( Energy ), which is a public utility holding company as defined in the Public Utility Holding Company Act of 1935 and which has claimed exemption from substantially all of the provisions of such Act. The other direct subsidiaries of Energy are Atlantic Energy Enterprises, Inc. and Atlantic Energy International, Inc.

     The Company's principal executive office is located at 6801 Black Horse Pike, Egg Harbor Township, New Jersey, 08232-4130, telephone 609-645-4100. The Company is subject to regulation by the New Jersey Board of Public Utilities and the Federal Energy Regulatory Commission. At December 31, 1996, the Company had over 477,000 customers and employed 1,466 persons, of which 633 were affiliated with a national labor organization. With the exception of a municipal electric system providing electric service within the municipal boundaries of the City of Vineland, New Jersey, the Company supplies electric service to the southern one-third of the State of New Jersey. The Company has qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania to enable it to participate in the ownership and operation of generation and transmission facilities located therein.


SELECTED FINANCIAL INFORMATION


     The following information is qualified by the detailed information and financial statements included elsewhere in the Prospectus, including the documents incorporated by reference.

                          Year Ended December 31,
                  1992       1993        1994      1995     1996


Operating
Revenues(000)  $816,931   $865,799  $913,226   $953,779  $982,492

Net
 Income (000)  $107,446   $109,026  $ 93,174   $ 98,752  $ 75,017

Ratio of
Earnings
to Fixed
Charges          3.55       3.37       3.05      3.16       2.58

                          As of December 31, 1996

                                        Amount
                                     (in thousands)
                                                          Ratio
                                                       (%)
Long Term Debt*                      $  802,420           46.3%
Cumulative Preferred Stock:
  Subject to Mandatory Redemption*       53,950            3.1%
  Not Subject to Mandatory Redemption    30,000
  Cumulative Quarterly Income
  Preferred Securities                   70,000            4.0
Common Equity                           778,425           44.9
  Total Capitalization               $1,734,795          100.00%
*    Includes current portion

USE OF PROCEEDS

     Use of the net proceeds to be received by the Company from the issuance and sale of the Debt Securities will be set forth in the accompanying Prospectus Supplement.

LEGAL OPINIONS

     Opinions as to the legality of the Debt Securities will be rendered by James E. Franklin, II, Esquire, General Counsel of the Company, and Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, counsel for the Company, and by Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel for any underwriters or agents. All matters pertaining to title, the nature and extent of the lien of the Mortgage securing the New Bonds and all other questions of conformity to the laws of the State of New Jersey and of the Commonwealth of Pennsylvania will be rendered to the purchasers or underwriters only by James E. Franklin, II, Esquire, who has, to the extent he deemed necessary, consulted with Pennsylvania counsel as to matters of conformity to the laws of the Commonwealth of Pennsylvania and has relied upon opinions of such counsel as to such matters.

 EXPERTS

     The consolidated financial statements incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated herein in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
     The legal conclusions in Security under the caption Description of New Bonds , insofar as such matters are governed by the laws of the State of New Jersey or the Commonwealth of Pennsylvania, have been reviewed by James E. Franklin, II, Esq., General Counsel of the Company, and have been included in reliance upon the authority of James E. Franklin, II, Esq., as an expert.

DESCRIPTION OF NEW BONDS

     The New Bonds will be issued under the Mortgage and Deed of Trust, dated January 15, 1937, made by the Company to The Bank of New York, New York, N.Y. as Trustee ( Mortgage Trustee ), as supplemented and amended (the Mortgage ), and one or more new indentures supplemental thereto (the Supplemental Indenture ). All First Mortgage Bonds (including the New Bonds) issued and to be issued under the Mortgage are herein sometimes referred to as
 Bonds . Copies of the Mortgage and of the forms of Supplemental Indenture are filed as exhibits to the Registration Statement.
     The statements herein concerning the New Bonds, the Bonds and the Mortgage are merely an outline and do not purport to be complete. They are qualified in their entirety by express reference to the cited Sections and Articles of the Mortgage. Terms defined in the Mortgage are used in this outline.

Maturity, Interest, Redemption and Payment (see the accompanying
Prospectus Supplement)

Security
     The New Bonds will be secured pari passu with Bonds of all other series now or hereafter issued by the lien of the Mortgage which constitutes, in the opinion of counsel for the Company, a first lien on substantially all of the fixed physical property owned by the Company, subject only to (a) the conditions and limitations in the instruments through which the Company claims title to its properties and (b) excepted encumbrances as defined in Section 6 of the Mortgage.
     The Mortgage contains an after-acquired property clause, but property hereafter acquired may be subject to liens, ranking prior to the Mortgage, existing thereon at the time of acquisition. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Federal Bankruptcy Code. The provisions of the Mortgage, in substance, permit release of property from the lien and withdrawal from the Mortgage Trustee of cash proceeds of property released from the lien, not only against new property then becoming subject to the lien, but also against property already subject to the Mortgage, unless such property was owned at November 30, 1936, or has been made the basis of the issue of Bonds or a credit under Section 20 of the Mortgage. Accordingly, any increase in the amount of the mortgaged and pledged property, as a result of the after-acquired property clause, may be eliminated by means of such releases and withdrawals.
     Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interests in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of 40 years, were not to be subject to State claim unless the State has specifically defined and asserted a claim within one year period ending November 2, 1982. As a result, the State published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties owned by the Company. The Company believes it has good title to such properties and will vigorously defend its title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to the Company, they would relate to land, which, together with the improvements thereon, would amount to less than 1% of net utility plant. No maps depicting State claims to property owned by the Company on the western (Delaware River) side of New Jersey were published within one year period mandated by the Constitutional Amendment. Nevertheless, the Company believes it has obtained all necessary grants from the State for its improved properties along the Delaware River.

Issuance of Additional Bonds
     Additional Bonds of any series may be issued in principal amount equal to:
 1.    65% of the cost or then fair value to the Company
       (whichever shall be less) of property additions acquired, made or constructed subsequent to June 30, 1950;

 2. The principal amount of Bonds or prior lien bonds retired or then to be retired; and

 3.    The amount of cash deposited with the Mortgage Trustee

 but, except as otherwise provided in the Mortgage, in each case only if the net earnings (as defined in Section 7 of the Mortgage) are at least twice the annual interest charges on all outstanding indebtedness secured by any equal or prior lien, including the additional issue. However, no Bonds may be issued against property additions subject to prior liens, as defined in
Section 6, (a) if the principal amount of outstanding prior lien bonds secured thereby exceeds 50% of the cost or then fair value (whichever shall be less) of such property additions, or (b) if the principal amount of all Bonds theretofore issued and continuing on such basis, and the amount of certain other items representing proportions of deposited cash withdrawn, or property released or credit taken under Section 20 on such basis, in the aggregate exceed 20% of the principal amount of all Bonds theretofore issued, including the additional issue. (See Sections 7, 23, 25, 26, 27, 29 and 30.)
 The Company plans to authenticate the New Bonds on the basis of property additions but may, in some cases, authenticate New Bonds on the basis of retired Bonds. It is estimated that at January 31, 1997 unfunded property additions amounted to more than $500,000,000.

Release and Substitution of Property
 The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. (See Sections 58, 59, 60 and 62.) Such provisions require that, in certain specified cases, cash be deposited with the Mortgage Trustee in an amount equal to the excess of the fair value of the property to be released over the aggregate of certain computations required by the Mortgage. The Mortgage also contains requirements relating to the withdrawal or application of release moneys and other funds held by the Mortgage Trustee. (See Sections 55, 61 and 62.)

Modification of the Mortgage
 Article XVIII of the Mortgage provides for modifying or altering the Mortgage with the consent of the Company and by vote of the holders of 75% in principal amount of the outstanding Bonds which are affected by the proposed modification or alteration, but no such modification or alteration may permit the waiver of any completed default (as defined in Section 65) and its consequences without the approval of at least a majority in principal amount of all the outstanding Bonds. No modification or alteration without the consent of the holder of a Bond may modify the terms of payment of the principal amount of or interest on such Bond or create an equal or prior lien or deprive such holder of a lien on the mortgaged property or reduce the above percentage.

Concerning the Mortgage Trustee
 The Bank of New York also serves as Indenture Trustee under the Indenture under which the New Notes are issued and as trustee under a junior subordinated indenture under which junior subordinated deferrable interest debentures have been issued. The Company and its affiliates utilize various of the banking services offered by the Mortgage Trustee. Such services include acting as a depositary and providing lines of credit.

Defaults
 By Section 65 of the Mortgage, the following are defined as completed defaults : default in the payment of principal;
default for 90 days in the payment of interest; default in payment of principal or interest on outstanding prior lien bonds in certain cases; certain events of bankruptcy, insolvency or reorganization; and default for 90 days after notice in the performance of any other covenant. By Section 53 of the Mortgage, a failure to provide money for the redemption of Bonds called for redemption also constitutes a completed default. The Company is required to furnish annually to the Mortgage Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.
 The Mortgage Trustee or the holders of 25% in principal amount of the Bonds may declare the principal due upon the occurrence of a completed default, but the holders of a majority in principal amount may annul such declaration if the default has been cured, and the Mortgage Trustee, upon the occurrence of a completed default, is required to declare the principal due, or to enforce payment of the Bonds and to foreclose the Mortgage, on request of the holders of a majority in principal amount of the Bonds. (See Sections 65, 68 and 101.) The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (See Section 69.) No bondholder has the right to institute any proceeding for the enforcement of the Mortgage unless such holder shall have given the Mortgage Trustee written notice of a completed default, the holders of 25% in principal amount shall have offered to the Mortgage Trustee indemnity against costs, expenses and liabilities, requested the Mortgage Trustee to take action and have given the Mortgage Trustee reasonable opportunity to take such action. (See Section 79.) The Mortgage Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such bondholders. (See Section 68.)

                        DESCRIPTION OF NEW NOTES

General
 The New Notes are to be issued under an Indenture, dated as of March 1, 1997 ( Indenture ), between the Company and The Bank of New York, as trustee ( Indenture Trustee ).
 The statements herein concerning the New Notes and the Indenture are merely an outline and do not purport to be complete. They are qualified in their entirety by express reference to the cited Sections and Articles of the Indenture. Terms defined in the Indenture are used in this outline.
 The Indenture provides that debt securities (including the New Notes and including both interest bearing and original issue discount securities) may be issued thereunder, without limitation as to aggregate principal amount. (See Section 301.) All debt securities heretofore or hereafter issued under the Indenture (including the New Notes) are collectively referred to as the
 Indenture Securities . The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company. The New Notes will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Substantially all of the fixed physical property owned by the Company is subject to the lien of the Mortgage securing the Company's Bonds. (See Description of New Bonds Security herein.)
Maturity, Interest, Redemption and Payment (see the accompanying Prospectus Supplement)

Events of Default and Notice Thereof
 Events of Default are: default for three Business Days in payment of principal; default for 60 days in payment of interest; certain events in bankruptcy, insolvency or reorganization; default for 90 days after notice in the case of a breach of any other covenant; and any other Event of Default specified with respect to the Indenture Securities of a particular series. No Event of Default with respect to a series of Indenture Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series. The Indenture Trustee may withhold notice of default (except in payment of principal, interest or any funds for the retirement of Indenture Securities) if it, in good faith, determines that withholding of such notice is in the interest of the Holders of the Indenture Securities. (See Sections 801 and 903.)
 Either the Indenture Trustee or the Holders of not less than 33% in principal amount (or such lesser amount as may be provided in the case of discount Indenture Securities) of the outstanding Indenture Securities of all defaulted series, considered as one class, may declare the principal and interest on such series due on default, but the Company may annul such default by effecting its cure and paying overdue interest and principal. No Holder of Indenture Securities may enforce the Indenture without having given the Indenture Trustee written notice of default, and unless the Holders of a majority of the Indenture Securities of all defaulted series, considered as one class, shall have requested the Indenture Trustee to act and offered reasonable indemnity, and for 60 days the Indenture Trustee shall have failed to act, but each Holder has an absolute right to receive payment of principal and interest when due and to institute suit for the enforcement of such payment. The Indenture Trustee is not required to risk its funds or incur any financial liability if it shall have reasonable grounds for believing that repayment is not reasonably assured. The Holders of a majority of the Indenture Securities of all defaulted series, considered as one class, may direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Indenture Securities of such series, but the Indenture Trustee is not required to follow such direction if not sufficiently indemnified and the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Sections 802, 807, 808, 812 and 902.)

Evidence to be Furnished to the Indenture Trustee
 Compliance with Indenture provisions will be evidenced by written statements of the Company's officers. An annual certificate with reference to compliance with the covenants and conditions of the Indenture and the absence of defaults is required to be filed with the Indenture Trustee. (See Section 1004.)

Modification of the Indenture
 The rights of the Holders of the Indenture Securities may be modified with the consent of the Holders of a majority of the Indenture Securities of all series or Tranches, as defined below, affected, considered as one class. However, certain specified rights of the Holders of Indenture Securities may be modified without the consent of the Holders if such modification would not be deemed adversely to affect their interests in any material respect. In general, no modification of the terms of payment of principal and interest, no reduction of the percentage in principal amount of the Indenture Securities outstanding under such series required to consent to any supplemental indenture or waiver under the Indenture, no reduction of such percentage necessary for quorum and voting, and no modification of certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults is effective against any Holder of Indenture Securities without his consent. Tranche means a group of Indenture Securities which are of the same series and have identical terms except as to principal amount and/or date of issuance. (See Article Twelve.)

The Indenture Trustee
 The Bank of New York also serves as the Mortgage Trustee under the Mortgage under which the New Bonds are issued and as trustee under a junior subordinated indenture under which junior subordinated deferrable interest debentures of the Company have been issued. The Company and its affiliates utilize various of the banking services offered by the Indenture Trustee. Such services include acting as a depositary and providing lines of credit.

PLAN OF DISTRIBUTION

 The Company may sell the Debt Securities in any of three ways:
(i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the Debt Securities will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
 If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any are purchased.
 Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Debt Securities in respect of which the Prospectus Supplement will be delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.
 If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.
 Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Filing Fee for Registration Statement. . . . . . . . . . .$31,819
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . 60,000
Printing Registration Statement, Prospectus, etc.. . . . . 10,000
Fees and Expenses of Mortgage Trustee, Indenture Trustee
and their Counsel. . . . . . . . . . . . . . . . . . . . . 40,000
Certified Public Accountants fees. . . . . . . . . . . . . 19,000
Legal fees . . . . . . . . . . . . . . . . . . . . . . . .150,000
Miscellaneous expenses . . . . . . . . . . . . . . . . . . .7,500
  Total. . . . . . . . . . . . . . . . . . . . . . . . . $318,319
* All of the above except the fee payable to the Securities and Exchange Commission are estimated.

Item 15. Indemnification of Directors and Officers.
 Directors and officers of the Company are entitled to be indemnified against expenses and liabilities incurred by them under certain circumstances pursuant to the By-Laws of the Company and pursuant to the New Jersey Business Corporation Act.
 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act ), may be permitted to officers, directors and controlling persons of the Company pursuant to the By-Laws of the Company or the New Jersey statutes or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
 The Company has insurance policies under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

Item 16. Exhibits.
 Reference is made to the information contained in the Exhibit
Index filed as a part of this Registration Statement.

Item 17. Undertakings.
 The undersigned registrant hereby undertakes:
 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                                   (i)To include any prospectus
required by section 10(a)(3) of the Securities
 Act of 1933;
                                  (ii)To reflect in the
prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Debt Securities (if the total dollar value of Debt Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;
                                 (iii)To include any material
information with respect to the plan of
 distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
 Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Egg Harbor, and State of New Jersey on the seventeenth of March, 1997.

Atlantic City Electric Company

By:  /s/ L.M. Walters

         L.M. Walters
             Vice President, Treasurer and Assistant Secretary
 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature           Title                                Date

(i)Principal
 Executive
 Officer:

      *              Chairman, Chief Executive
J. L. Jacobs         Officer and Director          March 17,1997

(ii)
Principal
Financial and
Accounting
Officer:

       *

M.J. Barron           Senior Vice President,
                       Chief Financial Officer
                          and Director           March 17, 1997
(iii)  A Majority of
       the Directors:

M.J. Chesser*
J.E. Franklin II*
M.I. Harlacher, Jr.*
H.K. Levari*
M.T. Powell*                                 March 17, 1997

*By/s/L.M. Walters

L.M. Walters, Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit
No.                      Description



1a*            Copy of Form of Proposal and Form of Purchase
               Contract for New Bonds and New Notes.


1b*            Copy of Form of Selling Agency Agreement for
               First Mortgage Bonds, Designated Secured
               Medium Term Notes and Unsecured Medium Term
               Notes.

4a** Mortgage and Deed of Trust, dated January 15, 1937, between the Company and The Bank of New York (formerly Irving Trust Company, Trustee) and Supplemental Indentures through November 1, 1994 (File No. 2-66280-Exhibit No. 2(b); File No. 1-3559, Form 10-K for year ended December 31, 1980-Exhibit No. 4(d); Form 10-Q for quarter ended June 30, 1981-Exhibit No. 4(a); Form 10-K for year ended December 31, 1983-Exhibit No. 4(d); Form 10-Q for quarter ended March 31, 1984-Exhibit No. 4(a); Form 10-Q for quarter ended June 30, 1984-Exhibit No. 4(a); Form 10-Q for quarter ended September 30, 1985-
               Exhibit 4; Form 10-Q for quarter ended March
               31, 1986-Exhibit No. 4; Form 10-K for year ended December 31, 1987-Exhibit No. 4(d); Form 10-Q for quarter ended September 30, 1989-Exhibit No. 4(a); Form 10-K for year ended December 31, 1990-Exhibit No. 4(c); File No. 33-49279-Exhibit No. 4(b); Form 10-Q for the quarter ended September 30, 1993-Exhibits No. 4(a) and 4(b); Form 10-K for year ended December 31, 1993-Exhibit No. 4c(1); Form 10-Q for the quarter ended June 30, 1994 - Exhibit 4(a); Form 10-Q for the quarter ended September 30, 1994 - Exhibit 4(a); and Form 10-K for the year ended December 31, 1994 - Exhibit 4c(1).

4b*             Form of proposed Supplemental Indenture
               between the Company and The Bank of New
               York, Mortgage Trustee, for the First
               Mortgage Bonds, Designated Secured Medium
               Term Notes.

4c**           Form of proposed Supplemental Indenture
               between the Company and The Bank of New
               York, Trustee, for the First Mortgage Bonds
               (File No. 33-49933-Exhibit No. 4(ii)).

4d*            Form of First Mortgage Bond, Designated
               Secured Medium Term Note.

4e* Copy of Form of Indenture between the Company and The Bank of New York, Indenture Trustee for the New Notes.

4f*            Form of Unsecured Note.

5a* Opinion of James E. Franklin II, Esq., with respect to the securities being registered hereunder.

5b* Opinion of Simpson Thacher & Bartlett, with respect to the securities being registered hereunder.

12** Statement of Computations of Ratio of Earnings to Fixed Charges (Form 10-K for the year ended December 31, 1996 - Exhibit 12).

23a*           Consent of Independent Auditors.

23b            Consent of James E. Franklin II, Esq.
               (Included in Exhibit 5a)

23c            Consent of Simpson Thacher & Bartlett
               (Included in Exhibit 5b)

24*            Powers of Attorney.

25a*           Statement of eligibility on Form T-1 of
               Mortgage Trustee.

25b*           Statement of eligibility on Form T-1 of
               Indenture Trustee.


*      Filed via electronic transmission.
**     Incorporated by reference to previous filing.